CMA Multi-State Municipal Series Trust
Series Number: 13
File Number: 811-5011
CIK Number: 810598
CMA Arizona Municipal Money Fund
For the Period Ending: 03/31/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the year ended March 31, 2003.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

02/24/2003	$5,000	Puerto Rico Commonwealth	0.92%	12/01/2015